Exhibit 10.73

CONTINUING GUARANTY AGREEMENT

This CONTINUING DOMESTIC GUARANTY AGREEMENT (the “Guaranty”), dated as of December 23, 2004, jointly and severally by LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (“LTI”), LIONBRIDGE US, INC., a Delaware corporation (“LBUS”), VERITEST, INC., Delaware corporation (“VeriTest”), MENTORIX TECHNOLOGIES, INC., a California corporation (“Mentorix”, and each of LTI, LBUS, VeriTest, Mentorix and each Joinder Party (defined herein), if any, a “Guarantor” and collectively, the “Guarantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”, and together with Wachovia, the “Lenders”), and HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent for itself and Wachovia and HSBC as lenders (the “Agent”).

PREAMBLE

In consideration of and as a material inducement for the Lenders having extended or in the future extending loans, advances or otherwise giving credit to, or on behalf of, each of LTI, LBUS, VeriTest and Mentorix (collectively, the “Domestic Borrowers”) under a $35,000,000 revolving line of credit, of which up to $25,000,000 may from time to time be available to the Domestic Borrowers for revolving credit loans (the “Domestic Loans”), and of which up to $15,000,000 may from time to time be available to Lionbridge Technologies Holdings, B.V., a company formed under the laws of the Netherlands (“Lionbridge BV”), and Lionbridge Technologies Ireland, a company incorporated under the laws of Ireland (“Lionbridge Ireland”, and collectively with Lionbridge BV, the “Foreign Borrowers”, and collectively with the Domestic Borrowers, the “Borrowers”), for revolving credit loans (the “Foreign Loans”, and collectively with the Domestic Loans, the “Loans”), such Loans being made pursuant to the terms and conditions of, and evidenced by, among other things, a Credit Agreement dated as of the date hereof among the Domestic Borrowers, the Foreign Borrowers, the Lenders and the Agent (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”) and related promissory notes each executed by the Domestic Borrowers and the Foreign Borrowers, respectively, in favor of the Lenders (as the same may be amended, supplemented, modified or replaced from time to time, the “Notes”), all dated of even date herewith, the Guarantors do hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions.

The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

2. Guaranty of Payment and Performance.

The Guarantors hereby jointly and severally guarantee to the Lenders and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), of (a) the principal of and interest on the Loans made to the Borrowers under the Credit Agreement, (b) obligations of the Borrowers under their Notes held by the Lenders, and (c) all other monetary Obligations of the Borrowers to the Lenders and the Agent, including, without limitation, all fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, in each case whether now in existence or hereafter incurred or arising, including all such interest, fees, costs or charges which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code (collectively, the “Guaranteed Obligations”). To the fullest extent permitted by applicable law, this Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Guaranteed Obligations from the Borrowers or any other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations or resort to any collateral security or other means of obtaining payment. The Guarantors hereby jointly and severally agree that if the Borrowers shall fail to pay in full when due any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice of any nature, all of which are expressly waived by the Guarantors (except for notices to the Guarantors expressly provided for in any of the Loan Documents), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal. Payments by the Guarantors hereunder may be required by the Agent on any number of occasions on the terms and conditions set forth in this Guaranty. All payments by the Guarantors hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Agent.

3. Guarantors’ Agreement to Pay Enforcement Costs, etc.

Each of the Guarantors further jointly and severally agrees, as the principal obligors and not as guarantors only, to pay to the Agent, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Lenders and the Agent in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment thereof, whether before or after judgment, at the rate of interest set forth in §5.10 of the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4. Waivers by Guarantors; Lenders’ Freedom to Act.

Each of the Guarantors jointly and severally agrees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms. The Guarantors waive promptness,

diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, except for notices to the Guarantors expressly provided for in any of the Loan Documents, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers or any other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and to the fullest extent permitted by applicable law, all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of the Credit Agreement and any other Loan Document evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agree that the joint and several obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise altered or impaired by (i) the failure of the Lenders or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Credit Agreement or any other Loan Document evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iv) the addition, substitution or release of any Person primarily or secondarily liable for any Guaranteed Obligation, (v) the adequacy of any rights which the Lenders or the Agent may have against any collateral security or other means of obtaining repayment of any of the Guaranteed Obligations; (vi) the impairment of any collateral securing any of the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights which the Lenders might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, except as otherwise provided in Section 9-207 of the Uniform Commercial Code with respect to Collateral in the Agent’s or any Lender’s possession; or (vii) to the fullest extent permitted by applicable law, any other act or omission which might in any manner or to any extent vary the risk of any of the Guarantors or otherwise operate as a release or discharge of any of the Guarantors, all of which may be done without notice to the Guarantors (except for notices to the Guarantors expressly provided for in the Loan Documents). To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any of the Guarantors before or after the Agent’s or the Lenders’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Lenders.

5. Unenforceability of Guaranteed Obligations Against Borrowers.

To the fullest extent permitted by law, if for any reason any Borrower fails to have a legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations (except to the extent that any such Guaranteed Obligations have been paid and/or performed), or if any of the Guaranteed Obligations have become irrecoverable from any of the Borrowers by reason of a Borrower’s insolvency, bankruptcy or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Guaranteed Obligations. The Guarantors jointly and severally agree that the obligations of the Borrowers under the Credit Agreement may be declared to be forthwith due and payable as provided in Article 13 thereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 13 thereof) for purposes of Section 2 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 2 hereof.

6. Subrogation; Subordination.

6.1. Waiver of Rights Against Borrowers.

Until the final payment and performance in full of all of the Guaranteed Obligations and any and all other Obligations of the Borrowers to the Lenders and the Agent under the Loan Documents, (i) the Guarantors shall not exercise any rights against the Borrowers arising as a result of payment by any of the Guarantors hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Lenders or the Agent in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; (ii) the Guarantors will not claim any setoff, recoupment or counterclaim against the Borrowers in respect of any liability of the Guarantors to the Borrowers; and (iii) each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Lenders or the Agent.

6.2. Subordination.

The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations and any and all other obligations of the Borrowers to the Lenders or the Agent. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, none of the Guarantors will demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantors until all of the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantors in trust for the Lenders and the Agent and be paid over to the Agent on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

6.3. Provisions Supplemental.

The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Lenders or the Agent under any separate subordination agreement which the Lenders or the Agent may at any time and from time to time enter into with the Guarantors.

7. Setoff.

Each Guarantor hereby grants to the Agent and each of the Lenders a right of setoff as security for all liabilities and obligations to the Agent and each Lender, whether now existing or hereafter arising, upon and against all its deposits (excluding payroll, benefits and other trust accounts), credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Guaranteed Obligations are due and payable and have not been paid or any Event of Default shall have occurred and be continuing, any deposits or other sums credited by or due from any of the Lenders to such Guarantor and any securities or other property of such Guarantor in the possession of such Lender may, without prior notice to such Guarantor, be applied to or set off by such Lender against the payment of the Guaranteed Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Guarantor to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE GUARANTEED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The rights of the Lenders and the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders and the Agent may have.

8. Further Assurances.

At the reasonable request of the Agent, the Guarantors will cooperate with the Lenders and the Agent and deliver and execute such further instruments and documents as the Lenders or the Agent may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders and the Agent hereunder. Each Guarantor acknowledges and confirms that it has established adequate means of obtaining from the Borrowers on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrowers, and that such Guarantor will look to the Borrowers and not to the Lenders in order for such Guarantor to keep adequately informed of changes in the Borrowers’ financial condition.

9. Reinstatement; Termination.

(a) This Guaranty shall remain in full force and effect notwithstanding any attempt by any of the Guarantors to revoke this Guaranty. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such attempted revocation, if, and to the extent that, at any time any payment made or value received with respect to any Guaranteed Obligation is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of the Domestic Borrowers, or otherwise, all as though such payment had not been made or value received.

(b) This Guaranty shall remain in full force and effect until payment in full of all Guaranteed Obligations, the termination of all Commitments under the Credit Agreement and the performance in full of all obligations of the Guarantors under this Guaranty, subject to reinstatement as provided in Section 9(a). Subject to Section 9(a), the Guarantors’ payment obligations hereunder shall be deemed satisfied upon the actual and timely receipt by the Agent of all amounts payable hereunder.

10. Successors and Assigns.

This Guaranty shall (i) be binding upon the Guarantors and the Guarantors’ permitted successors and assigns, provided that the Guarantors shall have no right to assign or transfer any of the Guarantors’ obligations hereunder without the prior written consent of the Required Lenders, and (ii) inure to the benefit of, and be enforceable by, the Guarantors, Lenders and the Agent, and their respective successors and permitted assigns. Without limiting the generality of the foregoing sentence, on the terms and conditions set forth in the Credit Agreement, the Lenders and the Agent may assign or otherwise transfer their respective rights and obligations under the Credit Agreement or any other Loan Document held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other Person, and such other Person shall thereupon become vested, to the extent set forth in the Credit Agreement and the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lenders or Agent herein.

11. Amendments and Waivers.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Lenders and (with respect to any such amendment) the Guarantors. No failure on the part of the Lenders or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12. Notices.

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be made, given and deemed effective in the manner set forth in §16.6 of the Credit Agreement.

13. Governing Law; Consent to Jurisdiction.

THIS GUARANTY IS A CONTRACT UNDER THE LAW OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENTS TO THE

NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH GUARANTOR BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SPECIFIED IN SECTION 16.6 OF THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE GUARANTORS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT OR TO SUCH MANNER OF SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION AS PERMITTED BY APPLICABLE LAW.

14. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDERS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY THIS GUARANTY. Except as prohibited by law, each of the Guarantors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Guarantors (a) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lenders or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Lenders have been induced to enter into this Guaranty by, among other things, the waivers and certifications contained herein.

15. Limitation on Guaranteed Obligations.

Notwithstanding any provision herein to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all LC Liabilities and Loans advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the rate specified in the Credit Agreement; or

(b) the amount which could be claimed by the Agent and the Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under §16.

16. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any payment made by a Guarantor or from its property under this Guaranty or any Security Document of all or any of the Guaranteed Obligations (a “Guarantor Payment”), taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors or from their properties, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under this Section 16, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 16) to any security interest that may then be held by the Agent upon any Collateral granted to it under the Security Documents. If subrogation is demanded by any Guarantor, then (after payment in full of all the Obligations and termination of all Commitments) at such Guarantor’s sole cost and expense, the Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or the Guarantors generally, an instrument reasonably satisfactory to the Agent transferring whatever security interest the Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Agent.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This §16 is intended only to define the relative rights of Guarantors and nothing set forth in this §16 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The rights of the parties under this §16 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and the other Loan Documents.

(e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

17. Miscellaneous.

This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

18. Commercial Transactions.

EACH GUARANTOR REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTIONS OF WHICH THIS GUARANTY IS PART ARE COMMERCIAL TRANSACTIONS.

19. Joinder Covenant.

Each Guarantor hereby covenants and agrees to cause each Subsidiary of such Guarantor existing and organized under the laws of any State of the United States of America which, from time to time after the date hereof shall be required to guarantee payment of the Guaranteed Obligations for the benefit of the Lenders pursuant to Section 8.13 of the Credit Agreement, to become a party to this Agreement (each, a “Joinder Party”) as fully as if such Joinder Party were an original signatory hereto, and to be bound by all the terms, provisions and conditions contained herein, by executing and delivering to Agent a Joinder Agreement substantially in the form set forth in Exhibit A attached hereto within thirty (30) days of the date on which such Subsidiary was acquired or created. Upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor hereunder.

20. Other Guarantors.

Each Guarantor acknowledges that other Guarantors and Joinder Parties have or may also from time to time become primarily or secondarily liable with respect to any of the Guaranteed Obligations, in which event the liability of the Guarantors hereunder shall be joint and several. Each Guarantor further acknowledges that the failure of any of the other Guarantors, if any, to execute and deliver their respective guarantees hereunder shall not discharge the liability of such Guarantor under this Guaranty.

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IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.

LIONBRIDGE TECHNOLOGIES, INC.

By:
Name:
Title:

LIONBRIDGE US, INC.

By:
Name:
Title:

VERITEST, INC.

By:
Name:
Title:

MENTORIX TECHNOLOGIES, INC.

By:
Name:
Title: